UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 11, 2019, Neal S. Grabell voluntarily resigned from his position as a director of iMedia Brands, Inc. (the “Company”), effective as of the same date.

(d)           On September 16, 2019, the Company’s Board of Directors (“Board”) elected Jill M. Krueger to the Board for a term expiring at the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). Ms. Krueger will also serve as Chair of the Board’s Audit Committee and a member of the Board’s Compensation Committee.

Ms. Krueger has served as President and Chief Executive Officer of Symbria, Inc., a national developer and provider of innovative programs that enhance the lives of the geriatric population, since it was founded in 1995. Prior to joining Symbria, Ms. Krueger was a partner at KPMG LLP, an international accounting firm. Since 2004, Ms. Krueger has served as a director of Capital Senior Living Corporation, a publicly-traded operator of senior housing communities in the United States, and she currently serves as a member of its compensation committee and as chair of its audit committee. Ms. Krueger is a Certified Public Accountant and a Certified Management Accountant.

For her service as a non-employee member of the Board, Ms. Krueger will participate in the non-employee director compensation arrangements in effect during her period of service. For her service on the Board up until the 2020 Annual Meeting, Ms. Krueger will receive a pro rata portion of the applicable cash compensation described in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on May 31, 2019. In connection with Ms. Krueger’s initial election to the Board, Ms. Krueger will also receive $26,624 in restricted stock units (the “RSUs”) under the Company’s 2011 Omnibus Incentive Plan (the “Plan”). The RSUs will be granted two business days following the Company’s upcoming earnings press release and will vest in full on the date immediately preceding the date of the 2020 Annual Meeting. Additionally, the RSUs are subject to the terms and conditions set forth in the restricted stock unit award agreement approved for grants under the Plan and previously filed with the SEC. There are no related person transactions involving Ms. Krueger that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Krueger’s election to the Board is furnished, but not filed, as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

No.	Description
99.1	Press release dated September 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2019	iMedia Brands, Inc.

	By:	/s/ James Spolar
James Spolar Senior Vice President, General Counsel and Secretary